                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 27, 2000

                               BIO NEBRASKA, INC.
         --------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           DELAWARE                  000-30493                47-0727668
----------------------------       -------------            ------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)

3820 N.W. 46th Street
Lincoln, Nebraska                                                   68524-1637
---------------------------------                                  ------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (402) 470-2100

Items 1, 2, 3, 5, 6, and 8 are not applicable and therefore omitted.

ITEM 4.   CHANGES IN REGISRANT'S CERTIFYING ACCOUNTANT

         (a)      Previous Independent Accountants

         On November 27, 2000, Loren D. Swanson C.P.A. was dismissed as the principal accountant to audit Bio Nebraska Inc.'s financial statements, beginning with its financial statements for the year ending December 31, 2000. The decision to change accountants was recommended by the Company's Board of Directors.

         The report of Loren D. Swanson C.P.A. on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Loren D. Swanson C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company's most recent two fiscal years ending December 31, 1999, and each subsequent interim period preceding November 27, 2000 which, if not resolved to Loren D. Swanson C.P.A.'s satisfaction, would have caused Loren D. Swanson C.P.A. to make reference to the subject matter of the disagreements in connection with its reports.

         The Company requested that Loren D. Swanson C.P.A. furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company, and, if not, stating the respects in which it does not agree. A letter from Loren D. Swanson C.P.A. is included as
Exhibit 1 to this report, stating its agreement with the statements made by the Company in this report.

         (b)      New Independent Accountants

         On November 27, 2000, the Company engaged Deloitte & Touche LLP as its new independent accountants.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  1. Letter dated November 27, 2000 from Loren D. Swanson C.P.A. re: Change in Certifying Accountant

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               BIO NEBRASKA, INC.

By   /s/ David S. Walker
   ---------------------
                               Its Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

Dated:   November 28, 2000

                                  EXHIBIT INDEX

                      1. Letter of Loren D. Swanson C.P.A.


                                        4